SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Geron Corporation
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025
___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 29, 2009

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the Company), will be held on Friday, May 29, 2009, at 8:30 a.m. local time at the Company’s headquarters, 230 Constitution Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect the members of Class I of the Board of Directors to serve for the following three years or until their successors are elected and qualified;

2.	To approve amendments to the Company’s 2006 Directors’ Stock Option Plan to revise certain terms with respect to stock options, restricted stock awards and restricted stock units to be granted under such plan as set forth in the Proxy Statement;

3.	To approve an amendment to the Company’s 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares;

4.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Tuesday, March 31, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David L. Greenwood
Secretary

Menlo Park, California
April 10, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025
___________________

PROXY STATEMENT
___________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is being furnished to the stockholders of Geron Corporation, a Delaware corporation (the Company), in connection with the solicitation by the Board of Directors (the Board) of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 29, 2009, at 8:30 a.m. local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters at 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 13, 2009.

Solicitation and Voting of Proxies

     Only holders of record at the close of business on Tuesday, March 31, 2009 (the Record Date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 89,013,842 shares of common stock, par value $0.001 per share (Common Stock), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Quorum Requirement and Votes Required for the Proposals

     In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     The proposal to amend the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan) to revise certain terms with respect to stock options, restricted stock awards and restricted stock units to be granted under such plan requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the meeting. Abstentions will have the same effect as a vote against the proposals. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the approval of the amendments of the 2006 Directors Plan. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on these proposals and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

     The proposal to amend the 1996 Employee Stock Purchase Plan (the Purchase Plan) to increase the number of shares reserved for issuance under the plan by 600,000 shares and the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against these proposals. However, approval of the amendment to increase the number of shares reserved for issuance under the Purchase Plan and the ratification of the selection of Ernst & Young LLP are considered routine matters on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from these proposals.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

     Shares purchased through the Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Voting Via the Internet or by Telephone

     Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (Broadridge) online and telephone program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

     Registered stockholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A stockholder not wishing to vote electronically through the Internet or by telephone or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

     The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Internet and Electronic Availability of Proxy Materials

     As permitted by the Securities and Exchange Commission (the SEC), the Company is sending a Notice of Internet Availability of Proxy Materials (the Notice) to stockholders who hold shares in “street name” through a bank, broker or other holder of record. All such stockholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC on February 27, 2009 (the Annual Report) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

     In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2009 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Board of Directors currently consists of seven members, six of which are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Company’s Bylaws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class I directors will expire in May 2009, and two nominees for director are to be elected as Class I directors. The two nominees are Thomas B. Okarma, Ph.D., M.D. and Patrick J. Zenner. The Class II directors, Thomas D. Kiley, Esq. and Edward V. Fritzky, have one year remaining on their term of office. The Class III directors, Alexander E. Barkas, Ph.D., Charles J. Homcy, M.D. and Karin Eastham, have two years remaining on their term of office.

     The Board of Directors has selected two nominees for Class I directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class I directors of the Company. Accordingly, abstentions will not affect the outcome of the proposal. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class I director, the periods during which they have served as director, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2012 Annual Meeting

Class I Directors (Term Expiring at the 2012 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas B. Okarma, Ph.D., M.D.	63	President and Chief Executive Officer
Patrick J. Zenner	62	Former President and Chief Executive Officer, Hoffmann La-Roche, Inc., North America

     Thomas B. Okarma, Ph.D., M.D., has served as President, Chief Executive Officer and a member of the Board of Directors since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company and Geron’s wholly-owned subsidiary, and TA Therapeutics, Ltd., a Hong Kong company and Geron’s majority-owned subsidiary. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies. Dr. Okarma currently serves on the board of directors of BIO and was Chairman of the board of directors of Overseers of Dartmouth Medical School from 2000 to 2007. In 1985, Dr. Okarma founded Applied Immune Sciences, Inc. and served initially as Vice President of Research and Development of Applied Immune Sciences and then as Chairman, Chief Executive Officer and a director of Applied Immune Sciences, until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences until December 1996. From 1980 to 1992, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College, a M.D. and Ph.D. from Stanford University and an executive M.B.A. from Stanford Graduate School of Business.

     Patrick J. Zenner has served as a director of the Company since July 2001. For part of 2007, Mr. Zenner served as interim Chief Executive Officer of Exact Sciences Corporation, a genomics-based biopharmaceutical company, and served as interim Chief Executive Officer for CuraGen Corporation from May 2005 through March 2006. From 1969 until January 2001, Mr. Zenner held a series of executive managerial positions with Hoffmann La-Roche, Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise. He retired as President and Chief Executive Officer in January 2001. He is also a director of Arqule, Inc., CuraGen Corporation, Exact Sciences Corporation, XOMA Ltd. and West Pharmaceutical Services. Mr. Zenner holds a B.S.B.A. from Creighton University and a M.B.A. from Fairleigh Dickinson University. He serves on the Board of Trustees for both universities and is Chairman of the board of directors for Fairleigh Dickinson University.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class II and Class III directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class II Directors (Term Expiring at the 2010 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Thomas D. Kiley, Esq.	65	Attorney-at-law
Edward V. Fritzky	58	Former Chairman, Chief Executive Officer and President, Immunex Corporation

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of Transcept Pharmaceuticals, Inc. and certain privately held biotechnology and other companies. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

     Edward V. Fritzky has served as a director of the Company since July 1998. He served as a director and advisor to Amgen Corporation from July 2002 to May 2005. He served as Chief Executive Officer and Chairman of Immunex Corporation from January 1994 to July 2002. Mr. Fritzky is also a director of Sonosite, Inc. and Jacobs Engineering Group, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky served as a Trustee of the Fred Hutchinson Cancer Center. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

Class III Directors (Term Expiring at the 2011 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
Alexander E. Barkas, Ph.D.	61	Managing Member, Prospect Management Company, LLC, the General Partner of Prospect Venture Partners L.P.; Managing Member, Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P.; and Managing Member, Prospect Management Co. III, LLC., the General Partner of Prospect Venture Partners III, L.P.
Charles J. Homcy, M.D.	60	President and Chief Executive Officer, Portola Pharmaceuticals, Inc.
Karin Eastham	59	Independent Director

     Alexander E. Barkas, Ph.D., has served as Chairman of the Board of Directors since July 1993 and as a director of the Company since March 1992. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. Dr. Barkas is a Managing Director of Prospect Venture Partners, a venture capital firm. Prior to co-founding Prospect Venture Partners I, II and III, he was a partner at Kleiner Perkins Caufield & Byers (Kleiner Perkins) from 1991 to 1997, where he focused on healthcare product company investments. Prior to Kleiner Perkins, Dr. Barkas was a founder and Chief Executive Officer of BioBridge Associates, a healthcare industry consulting firm. Dr. Barkas currently serves on the board of directors of Amicus Therapeutics, Inc. and several private life science companies. Dr. Barkas received a Ph.D. in biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees.

     Charles J. Homcy, M.D., has served as a director of the Company since July 2005 and is currently President and Chief Executive Officer of Portola Pharmaceuticals, Inc. From January 2003 to November 2003, Dr. Homcy served as senior R&D advisor at Millennium Pharmaceuticals, having joined them in 2002 as President, Research and Development. Prior to that, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc. from 1995 to 2002 and as a director of COR from January 1998 to 2002. Since 1997, Dr. Homcy has been Clinical Professor of Medicine, University of California at San Francisco Medical School and attending physician at the San Francisco VA Hospital. From 1994 until 1995, Dr. Homcy was president of the medical research division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was executive director of the cardiovascular and central nervous system research section at Lederle Laboratories. From 1991 to 1995, Dr. Homcy also served as attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School. Dr. Homcy received his B.A. and M.D. degrees from The Johns Hopkins University in Baltimore.

     Karin Eastham has served as a member of our board of directors since March 2009. She also serves as a director for Amylin Pharmaceuticals, Inc., Illumina, Inc. and Genoptix, Inc. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer and a member of the Board of Trustees of Burnham Institute for Medical Research, a non-profit corporation, engaged in medical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance and Chief Financial Officer of Diversa Corporation, a genomics technology company. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for CombiChem, Inc., a computational chemistry company. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several similar positions with other companies, including Vice President, Finance, at Boehringer Mannheim Diagnostics from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.

     There are no family relationships among executive officers or directors of the Company. There are no current legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business to which the executive officers, directors or the Company are a party. There are no current, nor in the past five years have been any, legal proceedings involving any director or executive officer related to (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws or (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice.

Board Committees and Meetings

     During the fiscal year ended December 31, 2008, the Board of Directors held six meetings and acted by written consent on four occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2008, each of the incumbent directors attended at least 90% of the meetings of the Board and the committees on which he served. Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all seven directors incumbent at that time were in attendance.

     Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The Audit Committee is currently comprised of Ms. Eastham and Messrs. Fritzky and Kiley. In 2008, the Audit Committee was comprised of Messrs. Fritzky, Kiley and Walker. In 2008, the Audit Committee met four times and acted by written consent on one occasion. All of the current and past members of the Audit Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Board of Directors has determined that all of the current and past members of the Audit Committee are financially literate and that at least one member of the Audit Committee, currently Ms. Eastham, has accounting and financial management expertise that qualifies her as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board of Directors and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Audit Committee Charter is available on the Internet at http://www.geron.com. See more information about the Audit Committee in the Audit Committee report on page 21.

     Compensation Committee. The Compensation Committee, which is comprised of Dr. Barkas and Mr. Zenner, met two times in 2008 and acted by written consent on five occasions. Both of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan with respect to executive officers and directors. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Compensation Committee charter is available on the Internet at http://www.geron.com. See more information about the Compensation Committee in the Compensation Committee report on page 33.

     Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 50,000 shares of Common Stock only to employees (other than executive officers and directors of the Company) and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on ten occasions during fiscal 2008.

     Nominating Committee. The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. Both members of the Nominating Committee are “independent” as defined in the Nasdaq Marketplace Rules. The Nominating Committee did not meet during fiscal 2008. The Nominating Committee will consider nominees for director nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws. The Nominating Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board of Directors as a whole. The Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Market. A copy of the Nominating Committee charter is available on the Internet at http://www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 41.

Compensation of Directors

Fees

     Non-employee directors currently receive the following cash compensation:

(i)	Twenty Thousand Dollars ($20,000) per year, plus an additional Ten Thousand Dollars ($10,000) for service as Chair of the Board or the Audit Committee and an additional Five Thousand Dollars ($5,000) for service as Chair of the Compensation Committee or the Nominating Committee of the Board; plus

(ii)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)	For members of the Audit Committee, Nominating Committee and the Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of either such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of either such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

     The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in fully vested shares of Common Stock granted under the 2002 Equity Incentive Plan (or in the event that the amendments to the 2006 Directors Plan are approved, pursuant to Section 6 of the Company’s 2006 Directors Plan). The per-meeting compensation under (ii) and (iii) above shall be payable in cash within ten business days after each meeting. In addition to cash compensation, non-employee directors also receive automatic equity grants pursuant to the 2006 Directors Plan, as described below.

     The following table provides compensation information for the year ended December 31, 2008 for each non-employee member of the Board of Directors.

						Change in Pension
	Fees				Non-Equity	Value and Non-
	Earned				Incentive	qualified Deferred	All
	or Paid in		Stock	Option	Plan	Compensation	Other
	Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
Director	($)		($) (1)	($) (1)	($)	($)	($) (2)	($)
Barkas, Alexander	$48,500	(3)	$246,542	$56,491	$—	$—	$—	$351,533
Fritzky, Edward	$29,250	(3)	$145,144	$30,882	$—	$—	$3,937	$209,213
Homcy, Charles	$28,250	(3)	$14,622	$65,129	$—	$—	$—	$108,001
Kiley, Thomas	$27,750	(3)	$98,112	$23,048	$—	$—	$—	$148,910
Walker, John (4)	$39,250	(3)	$91,929	$34,264	$—	$—	$572	$166,015
Zenner, Patrick	$28,500		$98,112	$23,048	$—	$—	$4,117	$153,777
____________________

(1)	Amounts represent the stock-based compensation cost recognized in 2008 under the provisions of Statement of Financial Accounting Standards No. 123R (SFAS 123R) for stock options and restricted stock awards granted in 2004 through 2008, to the extent they vested in 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards and the calculation method. Refer to the supplemental table on page 10 for information as to each non-employee director’s unvested stock award holdings and vested and unvested stock option holdings and page 9 for the number of stock awards and option awards granted during 2008.

(2)	Amounts represent reimbursement of out-of-pocket expenses in connection with attendance of Board or Committee meetings.

(3)	Annual director compensation paid in stock in lieu of cash. See table below for stock grant information.

(4)	Mr. Walker resigned from the Board of Directors in January 2009.

2006 Directors’ Stock Option Plan

     Each non-employee director receives periodic option grants for shares of Common Stock pursuant to the 2006 Directors Plan. The Company is requesting approval for certain amendments to the 2006 Directors Plan. See more information about the 2006 Directors Plan on page 10, including principal terms of equity awards.

     The following table sets forth the following information with respect to non-employee directors (six persons) for the fiscal year ended December 31, 2008: (i) stock options granted under the 2006 Directors Plan and 2002 Equity Incentive Plan; (ii) stock awards granted under the 2002 Equity Incentive Plan and (iii) the grant date fair value of stock options and stock awards granted. As discussed below, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors Plan. In May 2008, the Board voluntarily exchanged 50% of their annual option grants as outlined in the original 2006 Directors Plan for a restricted stock award equal to one-half of the number of exchanged options. The restricted stock awards were granted from the 2002 Equity Incentive Plan. Also in May 2008, additional options were granted to certain directors in recognition of options that expired unexercised during the year. The options were granted from the 2002 Equity Incentive Plan.

			Option Awards	Stock Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2008	During 2008	During 2008
Director	Date		(#)	(#)	($) (1)
Barkas, Alexander	5/28/08	(3)	25,000	—	$51,218
	5/28/08	(4)	—	12,500	$49,625
	5/28/08	(5)	—	10,076	$40,000
	5/28/08	(6)	10,000	—	$20,487

Fritzky, Edward	5/28/08	(3)	12,500	—	$25,609
	5/28/08	(4)	—	6,250	$24,813
	5/28/08	(5)	—	5,038	$20,000
	5/28/08	(6)	10,000	—	$20,487

Homcy, Charles	5/28/08	(3)	10,000	—	$20,487
	5/28/08	(4)	—	5,000	$19,850
	5/28/08	(5)	—	5,038	$20,000

Kiley, Thomas	5/28/08	(3)	11,250	—	$23,048
	5/28/08	(4)	—	5,625	$22,331
	5/28/08	(5)	—	5,038	$20,000

Walker, John (2)	5/28/08	(3)	15,000	—	$30,731
	5/28/08	(4)	—	7,500	$29,775
	5/28/08	(5)	—	7,557	$30,000
	5/28/08	(6)	6,700	—	$13,726

Zenner, Patrick	5/28/08	(3)	11,250	—	$23,048
	5/28/08	(4)	—	5,625	$22,331
____________________

(1)	Amounts represent the fair value of restricted stock awards and stock options calculated using the Black Scholes option-pricing model in accordance with the provisions of SFAS 123R. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Mr. Walker resigned from the Board of Directors in January 2009.

(3)	Stock options were fully vested upon grant.

(4)	Restricted stock awards vest in four equal consecutive annual installments from the date of grant, provided the director continues to provide services to the Company.

(5)	Stock awards represent payment of annual director compensation in lieu of cash as of May 28, 2008 at $3.97 per share. Awards were fully vested upon grant.

(6)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on September 18, 2008, provided the director continues to provide services to the Company.

     The following table sets forth stock options and stock awards outstanding for each non-employee director (six persons) as of December 31, 2008.

	Option Awards Outstanding		Stock Awards Outstanding as of
	as of December 31, 2008		December 31, 2008
Director	Exercisable (#)	Unexercisable (#)	Unvested (#)
Barkas, Alexander	378,750	8,750	44,375
Fritzky, Edward	180,000	8,750	24,218
Homcy, Charles	85,000	—	8,750
Kiley, Thomas	125,000	—	18,593
Walker, John (1)	203,338	5,862	20,625
Zenner, Patrick	180,000	—	18,593
____________________

(1)	Mr. Walker resigned from the Board of Directors in January 2009.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2006 DIRECTORS’ STOCK OPTION PLAN

     At the Annual Meeting, the Company’s stockholders are being asked to approve certain amendments to the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan). The proposed amendments are described below. The amendments are designed to provide for additional types of awards to be granted under the 2006 Directors Plan, as well as modify the form of certain automatic awards granted thereunder, which will better enable the Company to attract and retain qualified individuals to serve as non-employee directors.

Proposed Amendments

     The Company is requesting approval of the following amendments to the 2006 Directors Plan:

(a)	Allow the grant of Restricted Stock and Restricted Stock Units.

(b)	Allow discretionary grants of Options, Restricted Stock and Restricted Stock Units.

(c)	Provide that the Subsequent Option granted to an Outside Director shall be an Option to purchase 10,000 shares of Common Stock and the Subsequent Stock Award shall be a Restricted Stock Award of 5,000 shares of Common Stock.

(d)	Provide that the Subsequent Option granted to the Chairman of the Board shall be an Option to purchase 20,000 shares of Common Stock and the Subsequent Stock Award shall be a Restricted Stock Award of 10,000 shares of Common Stock.

(e)	Provide that the Subsequent Committee Service Option shall be an Option to purchase 1,250 shares of Common Stock and the Subsequent Committee Service Stock Award shall be a Restricted Stock Award of 625 shares of Common Stock.

(f)	Provide that the Committee Chair Service Option for the Audit Committee Chairman shall be an Option to purchase 5,000 shares of Common Stock and the Committee Chair Service Stock Award for the Audit Committee Chairman shall be a Restricted Stock Award of 2,500 shares of Common Stock.

(g)	Provide that the Committee Chair Service Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be an Option to purchase 2,500 shares of Common Stock and the Committee Chair Service Stock Award for the Compensation Committee Chairman and the Nominating Committee Chairman shall be a Restricted Stock Award for 1,250 shares of Common Stock.

Summary of the 2006 Directors’ Stock Option Plan

     The following is a summary of the principal features of the 2006 Directors Plan, together with the applicable tax implications, which will be in effect if the proposed amendments to the 2006 Directors Plan are approved. The summary, however does not purport to be a complete description of all the provisions of the 2006 Directors Plan. A copy of the amended and restated 2006 Directors Plan is attached hereto as Appendix A.

General and Purpose

     A total of 2,500,000 shares of the Company’s Common Stock are reserved for issuance pursuant to the 2006 Directors Plan. Presently, each non-employee director receives periodic option grants for shares of Common Stock pursuant to the Company’s 2006 Directors Plan. As amended, the 2006 Directors Plan provides for the automatic grant of nonqualified stock options and restricted stock awards, as described below, as well as the discretionary grant of options, restricted stock and restricted stock units to non-employee directors of the Company. Presently and as amended, the 2006 Directors Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors. The 2006 Directors Plan was adopted by stockholders in May 2006 and replaced the 1996 Directors’ Stock Option Plan that expired in July 2006. No further option grants can be made under the 1996 Directors’ Stock Option Plan.

     The purpose of the 2006 Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. As of December 31, 2008, six non-employee directors of the Company were eligible to receive option grants under the 2006 Directors Plan.

Terms of Awards

     The following is a description of the principal terms of equity awards under the 2006 Directors Plan.

     Equity Awards. As described below, the 2006 Directors Plan provides for the automatic grant of the following types of equity awards.

     First Option. The 2006 Directors Plan provides that each person who becomes a non-employee director after the effective date of the 2006 Directors Plan, whether by election of the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date on which such person first becomes a non-employee director (the First Option).

     Subsequent Awards. Presently, each non-employee director (other than the Chairman of the Board of Directors and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a Subsequent Option) to purchase 20,000 shares of Common Stock, and the Chairman of the Board of Directors receives a Subsequent Option to purchase 40,000 shares of Common Stock. As amended, the 2006 Directors Plan provides that the size of the Subsequent Option will be 10,000 shares for each non-employee director (other than the Chairman of the Board of Directors) and the non-employee director will also receive a Restricted Stock Award (a Subsequent Stock Award) of 5,000 shares of Common Stock under the 2006 Directors Plan at the same time that the Subsequent Option is granted. As amended in the case of the Chairman of the Board of Directors, the Subsequent Option will be for 20,000 shares of Common Stock and the Subsequent Stock Award shall be for 10,000 shares of Common Stock.

     Committee Chair Service Awards. Presently, on the date of each Annual Meeting of Stockholders the Company will grant the Chairman of the Audit Committee an option (a Committee Chair Service Option) to purchase 10,000 shares of Common Stock and the Compensation Committee Chairman and the Nominating Committee Chairman a Committee Chair Service Option to purchase 5,000 shares of Common Stock. As amended, the Committee Chair Service Option for the Chairman of the Audit Committee will be an option to purchase 5,000 shares, and the Chairman of the Audit Committee will also receive a Restricted Stock Award (a Committee Chair Service Stock Award) of 2,500 shares of Common Stock under the 2006 Directors Plan at the same time that the Committee Chair Service Option is granted. As amended, the Committee Chair Service Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be for 2,500 shares of Common Stock and the Committee Chair Service Stock Award shall be for 1,250 shares of Common Stock.

     Committee Service Awards. Upon each non-employee director’s appointment to the Audit Committee, Compensation Committee or Nominating Committee of the Board of Directors, the director will receive an option to purchase 2,500 shares of Common Stock (a First Committee Service Option). Thereafter, the Company will grant an option (a Subsequent Committee Service Option) to purchase 2,500 shares of Common Stock to each non-employee director on the date of each Annual Meeting during the director’s service on such committee, other than the Chairman of such committee. As amended, the Subsequent Committee Service Option will be an option to purchase 1,250 shares of Common Stock and such committee members (other than the Chairman of the committee) will also receive a Restricted Stock Award (a Subsequent Committee Service Stock Award) of 625 shares under the 2006 Directors Plan at the same time that the Subsequent Committee Service Option is granted. There is currently no stock option grant or restricted stock award contemplated for participation on other committees.

     The 2006 Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option. Each Subsequent Option, Committee Chair Service Option, First Committee Service Option and Subsequent Committee Service Option is fully vested on the date of its grant. Each Subsequent Stock Award, Committee Chair Service Stock Award and Subsequent Committee Service Stock Award vests annually in four equal installments over four years commencing on the date of grant and no payment shall be required from the non-employee Director in order to receive the award. The options issued pursuant to the 2006 Directors Plan remain exercisable for up to 90 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period or unless there is a death of an optionee within 3 months following his or her termination of service, in which case the options will remain exercisable for an additional 6 month period from the date of death. Upon termination of service as a director of the Company, any unvested Restricted Stock Awards shall return to the 2006 Directors Plan, unless such termination is a result of death or permanent and total disability, in which case any unvested Restricted Stock Awards shall immediately vest.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option. The Board of Directors will determine the fair market value; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be determined based on the public market. Currently, the Common Stock is traded on the Nasdaq Global Market and the fair market value per share is equal to the closing price of the Company’s Common Stock on the Nasdaq Global Market on the date of grant of the option. Options granted under the 2006 Directors Plan will have a term of ten years.

     Restricted Stock and Restricted Stock Units. In addition to the automatic grant of restricted stock awards described above, the 2006 Directors Plan, as amended, also permits the discretionary grant of restricted stock and restricted stock units. A restricted stock award is the grant of shares of common stock at a price determined by the Board (which may also not require the payment of any purchase price), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

     A restricted stock unit award provides for the issuance of common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant, and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, the Company will transfer to the participant one unrestricted, fully transferable share of common stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited (although the award may also be settled in the form of cash at the discretion of the Board).

Effect of Certain Corporate Events

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization. In such an event, any unvested restricted stock awards shall immediately vest unless an award with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization is substituted. In addition, except as otherwise provided in an award agreement, unvested shares subject to awards of restricted stock and restricted stock units will become fully vested immediately prior to the date of such dissolution, liquidation, sale, merger, consolidation or reorganization.

Duration and Termination

     The Board of Directors may at any time amend or terminate the 2006 Directors Plan, except that such termination cannot affect awards previously granted without the agreement of any optionee so affected. If not terminated earlier, the 2006 Directors Plan will expire in 2016.

Federal Income Tax Aspects

     The following brief summary of the effect of federal income taxation upon the optionee and the Company with respect to awards granted under the 2006 Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of awards granted under the 2006 Directors Plan and the disposition of stock acquired pursuant to the 2006 Directors Plan.

     Options granted under the 2006 Directors Plan are nonqualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 15% whereas the maximum rate on other income is 35%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company generally will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonqualified stock option.

     For restricted stock awards under the 2006 Directors Plan, the non-employee director will generally recognize ordinary income for tax purposes measured by market value of the shares on the vest date. The Company generally will be entitled to a tax deduction for the same value. Upon resale of such shares by the non-employee director, any difference between the sale price and the market value, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the non-employee director has held the shares more than one year. For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 15% whereas the maximum rate on other income is 35%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

     For restricted stock units under the 2006 Directors Plan, the non-employee director generally will not realize taxable income at the time of the grant of the restricted stock units, and the Company will not be entitled to a tax deduction at that time. When a restricted stock unit award is settled, the director will have ordinary income in an amount equal to the fair market value of the shares on the settlement date, and the Company will be entitled to a corresponding tax deduction. Upon resale of such shares by the non-employee director, any difference between the sale price and the market value on the settlement date, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the non-employee director has held the shares more than one year. Restricted stock units may constitute a deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the Code). Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of settlement) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, awards of restricted stock units will be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A.

Plan Benefits

     The following table sets forth information with respect to the cumulative stock options granted under the 2006 Directors Plan to the non-employee directors of the Company (six persons) as of December 31, 2008. As discussed above, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors Plan.

	Number of Shares Subject to
	Options Granted Under the	Weighted Average Exercise
Director	2006 Directors Plan	Price Per Share
Barkas, Alexander	50,000	$6.65
Fritzky, Edward	43,750	$6.56
Homcy, Charles	40,000	$6.64
Kiley, Thomas	42,500	$6.64
Walker, John (1)	30,000	$6.65
Zenner, Patrick	42,500	$6.64
____________________

(1)	Mr. Walker resigned from the Board of Directors in January 2009.

     As of December 31, 2008, options to purchase 248,750 shares were outstanding under the 2006 Directors Plan (net of canceled or expired options), and 2,251,250 shares remained available for future grants under the 2006 Directors Plan. The aggregate fair market value of shares subject to outstanding options under the 2006 Directors Plan was $1,161,663, based upon the closing price of Geron Common Stock on the Nasdaq Global Market as of December 31, 2008.

REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve amendments to the 2006 Directors’ Stock Option Plan to revise certain terms as set forth above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the approval of the amendments to the 2006 Directors Plan. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on these proposals and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Accordingly, no broker non-votes will result from Proposal 2.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the 1996 Employee Stock Purchase Plan (the Purchase Plan) to increase the number of shares of Common Stock authorized for issuance under such plan by 600,000 shares, to a total of 1,200,000 shares. The Board of Directors unanimously adopted this amendment to the Purchase Plan on January 28, 2009, subject to stockholder approval at the Annual Meeting.

     The proposed amendment will assure that a sufficient reserve of Common Stock will remain available for issuance under the Purchase Plan thereby enabling the Company’s employees to participate in a payroll deduction-based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Board believes that it is in the best interests of the Company to continue a program of stock ownership for the Company’s employees in order to provide them with a meaningful opportunity to acquire a substantial proprietary interest in the Company and thereby encourage such individuals to remain in the Company’s service and more closely align their interests with those of the stockholders. The Purchase Plan is not being amended in any respect other than to reflect the changes described above.

Summary of the 1996 Employee Stock Purchase Plan

     The following is a summary of principal features of the Purchase Plan, together with the applicable tax implications, which will be in effect if the proposed amendment to the Purchase Plan is approved. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the amended and restated 1996 Employee Stock Purchase Plan is attached hereto as Appendix B.

Stock Available for Issuance

     Since 2003, a total of 600,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and maximum number of securities issuable per participant on any one purchase date, and (ii) the class and number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

     As of December 31, 2008, a total of 479,145 shares had been issued under the Purchase Plan and 120,855 shares were available for future issuance. Approval of this Proposal will increase the shares of Common Stock authorized for future issuance under the Purchase Plan to 1,200,000 shares of Common Stock and will increase the number of available shares issuable under the Purchase Plan to 720,855 shares.

Administration

     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to the participants.

Offering Periods and Purchase Periods

     The Purchase Plan is comprised of a series of offering periods, each with a maximum duration (not to exceed 12 months) with new offering periods commencing on January 1 and July 1 of each year. The current offering period began on January 1, 2009 and will end on December 31, 2009, and the next offering period is scheduled to commence on July 1, 2009 and will end on June 30, 2010. The Board of Directors may alter the duration of the offering periods without stockholder approval.

     Each offering period consists of two consecutive purchase periods of six months’ duration, with the last day of such period being designated a purchase date. The current offering period (January 1, 2009 – December 31, 2009) has expected purchase dates on June 30, 2009 and December 31, 2009. The next offering period (July 1, 2009 – June 30, 2010) has expected purchase dates on December 31, 2009 and June 30, 2010.

Eligibility

     Any individual (including officers and employee directors) who customarily works for more than 20 hours per week for more than five months per calendar year in the employ of the Company, or of any majority-owned subsidiary designated by the Board of Directors, is eligible to participate in an offering under the Purchase Plan. No employee will be allowed to participate in an offering period if, as a result of such participation, such employee would own stock or options to purchase stock possessing 5% or more of the voting power or value of all classes of stock of the Company. The date an individual enters the offering period will be designated his or her entry date for purposes of that offering period.

     As of March 31, 2009, approximately 165 employees, including eight executive officers, were eligible to participate in the Purchase Plan. As of March 31, 2009, 53 employees and no executive officers or non-employee directors participated in the Purchase Plan.

Purchase Provisions

     Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee. An employee may only participate in one offering period at a time. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Termination of Purchase Rights” below.

     Each participant may authorize period payroll deductions in any multiple of 1% of his or her total cash earnings per pay period, up to a maximum of 10%. A participant may decrease such payroll deduction once during an offering period. A participant may terminate his or her payroll deduction at any time during an offering period, which constitutes withdrawal from the offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds. A participant may not make additional payments into such account.

     On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under the Purchase Plan.

Purchase Price

     The purchase price per share at which Common Stock will be purchased by the participant on each purchase date within the offering period will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant’s entry date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date. If the fair market value of the Common Stock on the purchase date is less than the fair market value at the beginning of the offering period, a new 12 month offering period will automatically begin on the first business day following the purchase date with a new fair market value.

Termination of Purchase Rights

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering. In addition, all purchase rights to any offering immediately terminate upon cessation of an employee’s employment with the Company.

     Upon termination of purchase rights, the payroll deductions collected during the offering period less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering are immediately refunded to the employee. Such refunds will be made without interest. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Valuation

     The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the Nasdaq Global Market. On March 31, 2009, the closing selling price per share of Common Stock on the Nasdaq Global Market was $4.47 per share.

Stockholder Rights

     No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     Effective for the offering period beginning July 1, 2009 and subsequent offering periods, shares purchased under the Purchase Plan shall be registered and available for trading in an open market transaction one year from the date of purchase, and certificates evidencing such shares shall bear a restrictive legend.

Assignability

     No purchase right will be assignable or transferable other than in connection with the participant’s death and will be exercisable only by the participant during his or her lifetime.

Effect of Acquisition of the Company

     Should the Company be acquired by merger or asset sale during an offering period, each purchase right under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the Board of Directors shortens the offering period so that the employees’ rights to purchase stock under the Purchase Plan are exercised prior to the merger or asset sale.

Amendment and Termination of the Purchase Plan

     The Board of Directors may at any time terminate or amend the Plan. No termination may affect purchase rights previously granted, nor may an amendment make any change in any right granted before the date of the amendment which adversely affects the rights of any participant. The Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the number purchasable per participant on any one purchase date, except in connection with certain changes in the Company’s capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

     The Plan will continue in effect until July 2016 unless the Board terminates it sooner.

Federal Income Tax Aspects

     The following is only a brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the issuance and exercise of rights under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

     The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, a participant will recognize no taxable income until there is a sale or other disposition of the shares acquired under the Purchase Plan.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the Company’s tax year in which such sale or disposition occurs, for the amount taxed as ordinary income to the participant to the extent permitted by Section 162(m) of the Code. Any additional gain or loss on such sale or disposition will be long-term or short-term gain or loss, depending on the holding period.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on his or her entry date into the offering period (or, if higher, 15% of the fair market value on the first day of the offering period), and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

     For individual taxpayers, the current maximum U.S. federal income tax rate on long-term capital gains under current tax law is 15% whereas the maximum rate on other income is 35%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

Stock Issuances

     The following table presents certain information with respect to stock issued under the Purchase Plan for the fiscal year ended December 31, 2008. None of the executive officers or non-employee directors participates in the Purchase Plan.

	Weighted Average	Number of
Purchase Date	Purchase Price	Shares Issued
June 30, 2008	$2.93	38,287
December 31, 2008	$2.91	62,127

     Because of the nature of the Purchase Plan, it is not possible to determine the nature of benefits that participants may receive in the future.

REQUIRED VOTE

     Stockholders are requested in this Proposal 3 to approve an amendment to the Purchase Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 600,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will have the same effect as a vote against Proposal 3. However, approval of the amendment to the Purchase Plan is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. The Chairman of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board of Directors selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2009. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2008 and 2007. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2008	December 31, 2007
Audit Fees (1)	$585,449	$643,312
Tax Fees (2)	11,340	12,870
All Other Fees	1,500	1,500
____________________

(1)

Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the Nasdaq Global Market (Nasdaq). The Audit Committee operates pursuant to a written charter adopted and amended by the Board of Directors in March 2005. A copy of the Committee’s amended and restated charter is available on the Company’s website at http://www.geron.com.

     The members of the Audit Committee are Messrs. Fritzky (Chairman), Kiley and Zenner. The Board has determined that all members of the Committee are financially literate as required by Nasdaq. The Board has also determined that Mr. Fritzky is an audit committee financial expert as defined by Nasdaq.

     The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the Company’s independent auditors.

     Management is responsible for the Company’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008 with management and the independent auditors.

2)

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

     Submitted on February 20, 2009 by the members of the Audit Committee of the Company’s Board of Directors.

Edward V. Fritzky (Chairman)
Thomas D. Kiley, Esq.
Patrick J. Zenner
____________________

(1)

This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission (SEC), is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 35 below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of January 30, 2009.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	560,058	*
Karin Eastham(3)	—	*
Edward V. Fritzky(4)	264,287	*
Charles J. Homcy, M.D.(5)	122,184	*
Thomas D. Kiley, Esq.(6)	300,754	*
John P. Walker(7)	194,119	*
Patrick J. Zenner(8)	230,896	*
David J. Earp, J.D., Ph.D.(9)	703,489	*
David L. Greenwood(10)	1,053,845	1.28%
Calvin B. Harley, Ph.D.(11)	571,192	*
Jane S. Lebkowski, Ph.D.(12)	692,396	*
Thomas B. Okarma, Ph.D., M.D.(13)	1,797,061	2.16%
All directors and executive officers as a group (15 persons)	7,076,410	8.12%
____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 30, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)

Includes 134,801 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 44,375 shares held under unvested restricted stock awards, and 380,000 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of January 30, 2009.

(3)	Ms. Eastham joined the board of directors as of March 30, 2009.

(4)

Includes 58,819 shares held directly by Edward V. Fritzky, 24,218 shares held under unvested restricted stock awards and 181,250 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of January 30, 2009.

(5)

Includes 28,434 shares held by Charles J. Homcy, 8,750 shares held under unvested restricted stock awards and 85,000 shares issuable upon the exercise of outstanding options held by Dr. Homcy exercisable within 60 days of January 30, 2009.

(6)

Includes 100,803 shares held directly by Thomas D. Kiley, 18,593 shares held under unvested restricted stock awards, 9,705 shares held by the Kiley Family Partnership and 46,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 125,000 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of January 30, 2009.

(7)

Includes 39,119 shares held directly by John P. Walker and 155,000 shares issuable upon the exercise of outstanding options held by Mr. Walker exercisable within 60 days of January 30, 2009. Mr. Walker resigned from the Board of Directors in January 2009.

(8)

Includes 32,303 shares held directly by Patrick J. Zenner, 18,593 shares held under unvested restricted stock awards and 180,000 shares issuable upon the exercise of outstanding options held by Mr. Zenner exercisable within 60 days of January 30, 2009.

(9)

Includes 78,749 shares held directly by David J. Earp, 80,000 shares held under unvested restricted stock awards and 544,740 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of January 30, 2009.

(10)

Includes 74,133 shares held directly by David L. Greenwood, 109,375 shares held under unvested restricted stock awards and 870,337 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of January 30, 2009.

(11)

Includes 34,157 shares held directly Calvin B. Harley, 65,000 shares held under unvested restricted stock awards and 472,035 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of January 30, 2009.

(12)

Includes 77,604 shares held directly by Jane S. Lebkowski, 76,250 shares held under unvested restricted stock awards and 538,542 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of January 30, 2009.

(13)

Includes 149,769 shares held directly by Thomas B. Okarma, 203,333 shares held under unvested restricted stock awards and 1,443,959 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of January 30, 2009.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2008:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security
holders (1)	10,485,930	$7.35	5,942,303	(2),(3)
Equity compensation plans not approved by security
holders	755,000 (4)	$6.16	—
Total	11,240,930	$7.27	5,942,303
____________________

(1)	Includes the 1992 Stock Option Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 2006 Directors’ Stock Option Plan.

(2)	Includes 120,855 shares of Common Stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan.

(3)

Does not include future automatic annual increases under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board of Directors’ adoption of the 2002 Equity Incentive Plan during the term of the plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board.

(4)

Represents outstanding warrants issued in conjunction with consulting services and license agreements with research institutions. For further details, see Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.

INFORMATION CONCERNING CERTAIN EXECUTIVE OFFICERS

     The information required by this section concerning our executive officers is incorporated by reference from the section captioned “Executive Officers of the Company” contained in Part I, Item 1 of our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

     Executive compensation programs impact all employees by establishing a general framework for compensation and creating a work environment focused on expectations, goals and rewards. Because the performance of every employee is important to overall success, the Board is mindful of the impact executive compensation and incentive programs have on all employees. In considering executive compensation policies and practices, the Board balances the needs to conserve cash and minimize shareholder dilution against the requirements to attract, retain and motivate company management and employees.

     We maintain our headquarters and operations in the San Francisco Bay area, which has a high cost of living and a highly competitive employment environment. Specifically, numerous biotechnology and other high-growth or commercial companies are nearby and compete for the same personnel that we seek to recruit, motivate and retain. In addition, the business cycle in the biotechnology industry is much longer than other commercial industries requiring long-term dedication from employees. Building an infrastructure that fosters growth and technological innovation requires substantial investment in people and resources with no guarantee of return.

     In reconciling these areas, the Board strives to act in the long-term best interests of the Company and its stockholders. Because of these challenges, the Board has structured Geron’s executive compensation strategy and structure based on the following principles:

  Reward Successful Execution of Business Strategy:

  Executive bonus compensation is predicated on organizational success in addition to individual achievement. The compensation program is designed to support the corporate business strategy and business plan by clearly communicating what is expected of each executive with respect to goals and results, and reward entity/team success, not just individual effort.

  Attract and Retain Qualified Talent:

  Successful execution of the business strategy necessitates keeping the Company’s management team in place and focused on business goals. Therefore, the Company’s program must be competitive including equity awards granted with vesting schedules designed to promote retention.

  Align Management and Stockholder Interests:

  Long-term equity compensation underscores the common interests of stockholders and management by providing a continuing financial incentive to maximize long-term value to stockholders.

Objectives of the Executive Compensation Program

     The executive compensation program is designed to achieve four primary objectives:

1.

Ensure base pay is competitive for the role or job to be performed and to retain the executive for succession planning while providing reasonable and responsible pay arrangements in order to maintain a sustainable cost framework.

2.	Recognize performance of annual goals and milestones achieved through annual incentives.

3.	Reward achievement of long-term goals and enhancement of shareholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment fostering teamwork among and high morale within the executive team.

Compensation Elements and Purpose

     Executive compensation at Geron consists of the following elements:

  Base salary: Compensation for ongoing performance throughout the year.

  Annual incentive awards: Awarded to recognize and reward performance, in the context of individual, team and Company performance, in the fiscal year just ended.

  Long-term incentive awards: Equity compensation to provide an incentive to manage the Company from the perspective of an owner with an equity stake in the business.

  Other benefits: Employee benefit plans in which executives and all employees participate.

  Severance and change in control benefits: Remuneration paid to executives in the event of a change in control of the Company or involuntary employment termination.

     To date, we have not structured our compensation elements for executive officers so as to target each separate component at a specific percentage of their total direct compensation for the year. The component elements of the compensation plan work together to help attract, retain and incentivize an experienced and highly capable management team.

Compensation Committee Role

     The Compensation Committee (the Committee) determines all compensation for executive officers. Both Committee members are independent of the Company’s management. The Chief Executive Officer does not participate in the Committee’s deliberations or decision with regard to his compensation.

     To aid the Committee in its responsibilities, the Chief Executive Officer (assisted by senior human resources personnel) provides the Committee with a variety of information, including survey data, analyses and recommendations relating to the Company’s performance, individual performance of other executive officers and compensation recommendations for every employee, including all executive officers, except the Chief Executive Officer. In preparation for the Committee’s review and decision, the Chief Executive Officer tasks senior human resources personnel with project leadership for internal compensation and performance review. Each executive officer is responsible for ensuring employee performance reviews within their groups are completed on a timely basis and such reviews objectively reflect the employee’s accomplishments as well as areas for improvement. All of the executive officers, including the Chief Executive Officer, review the performance ratings for each employee, the proposed salary change and the recommended bonus award. This comprehensive review includes consideration of effective performance management, motivation and retention of key employees, internal equity considerations, compliance with legal and benefit plan requirements, tax and accounting treatment, disclosure and other legal requirements.

     At the Committee’s request, the Chief Executive Officer reviews the performance of the other executive officers with the Committee, but no other executive officer has any input into the executive compensation decisions. The Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other executive officers because of his direct knowledge of each officer’s performance and contributions. For each officer, the Committee independently determines each component of compensation based on their collective assessment of the officer’s performance using the following factors:

  performance against corporate and individual objectives for the previous year;

  difficulty of achieving desired results in the coming year;

  value of unique skills and capabilities to support long-term performance of the Company;

  performance of general management responsibilities;

  reporting structure and internal pay relationships;

  extraordinary contributions as a member of the executive management team;

  market information; and

  overall company performance.

     The Committee exercises judgment in allocating between cash and non-cash compensation. The Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive compensation and related programs. The Committee did not utilize any consultants in evaluating executive compensation in 2008.

Calculation of Compensation Elements

Base Salary

     The Committee annually evaluates executive officer base salaries and adjustments are made at the beginning of the year to reflect changes in job responsibilities and market conditions. When establishing or reviewing base salaries for each executive officer, the Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, nature and responsibility of the position, strategic goals for which the executive has responsibility, Company and individual performance, salary norms for persons in comparable positions at comparable companies, the competitiveness of the market for the executive’s services and industry compensation levels.

     In determining base salary, the Committee reviews independent survey data, such as the Radford Biotech Survey, as well as publicly available data from companies with which Geron competes for talent. The businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. Companies used for compensation evaluation may include Genentech Inc., Gilead Sciences, Inc., Amgen Inc., Genzyme Corporation, Biogen Idec Inc., CV Therapeutics Inc. and others. These companies are larger than us with respect to market capitalization, revenue and employees and represent the market in which we compete for talented executives, especially for positions which we will be developing in the future to help us plan for our next stage of anticipated growth. Although base salary information from comparable companies is useful comparative information, the Committee does not require that the base salary of individual executives bear any particular relationship to salaries of executives of similar positions of those comparable companies. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of Geron’s current stage of development, the Committee evaluates other indications of performance, including progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities.

2008 Compensation Decisions

     The Committee met in December 2007 to evaluate executive officer performance and compensation. The Committee believes that increases to base salary should reflect the responsibilities of the position, the individual’s performance for the year and his or her pay level relative to similar positions within the Company and at comparable companies. Upon reviewing executive compensation of comparable companies, the Committee determined that recruitment of qualified individuals for the Company would require increases in compensation from current internal levels. Given the continued progress at the Company on multiple development programs and the need to retain current management given individual and collective performance, the Committee awarded the following merit salary increases to the Principal Executive Officer, the Principal Financial Officer and the three most highly compensated executive officers of the Company (the Named Executive Officers or NEOs):

	2008	% Increase From
Officer and Position	Salary	2007 Salary
Thomas B. Okarma, Ph.D., M.D.
President and Chief Executive Officer	$535,000	5%
David L. Greenwood
Executive Vice President, Chief Financial Officer	$415,000	5%
David J. Earp, Ph.D., J.D.
Senior Vice President, Business Development and Chief Patent Counsel	$325,000	5%
Calvin B. Harley, Ph.D.
Chief Scientific Officer, Telomerase Technologies	$315,000	3%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Chief Scientific Officer, Regenerative Medicine	$335,000	5%

Annual Incentive Awards

     Annual incentive awards are awarded on a discretionary basis, usually following the Company’s fiscal year-end. They are designed to reward achievement of corporate and individual goals set by the Committee at the beginning of the year, as well as qualify, to the extent applicable, for performance-based compensation which is not subject to the $1,000,000 limitation on company income tax deductibility per executive officer imposed under Section 162(m) of the Internal Revenue Code. For more information about Section 162(m), please see page 33.

     Each year, the Chief Executive Officer provides Company goals to the Board for review and approval and the Board approves the goals and assigned weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. The goals correlate with increased business value of the Company and for its stockholders. Annual goals typically include the following:

  product development, such as enhances in technology or manufacturing;

  clinical progress, such as initiation of clinical trials, patient enrollment and patient data;

  corporate development, such as strategic collaborations; and

  finance, legal and administration, such as patent enforcement, budget controls and maintenance of a strong balance sheet.

     All employees, including executive officers, have an established potential award which is equal to a percentage of the employee’s base salary. The percentage increases with increasing rank in the Company. The maximum bonus targets for executive officers in 2008 ranged from 35% to 60% of base salary depending on the officer’s position. In addition, the bonus targets are weighted for individual and Company performance as noted below.

     As part of the annual year-end performance reviews, the Committee (with input from the Chief Executive Officer and the other Board members) evaluates the Company’s overall performance for the given year with respect to the approved goals as well as other significant Company performance accomplishments while also taking into consideration the degree of difficulty in achieving the goal and any particular events or circumstances that impacted performance. For this assessment, the Committee evaluates the status of Geron’s development programs, clinical progress and corporate development activities. This necessarily involves a subjective assessment of corporate performance by the Committee. Moreover, the Committee does not base its considerations on a single performance factor, but rather considers a mix of factors in evaluating Company and individual performance.

2008 Compensation Decisions

     The table below summarizes our performance goal categories, 2008 weightings and our Compensation Committee’s assessment of Company performance as measured in terms of each category that was used to calculate the overall Company performance of 75%.

		2008 Weighting	2008 Result	Total
Corporate Performance Category	Description	(A)	(B)	(A x B)
Clinical Development	Progress of product candidates to and through clinical trials	40%	75%	30%
Product Development	Research and development, including process improvements	40%	63%	25%
Corporate Development	In-licensing and out-licensing technology and strategic transactions to enhance corporate business plan	10%	100%	10%
Administration	Finance, legal, human resources and intellectual property management	10%	100%	10%
	Total Company Performance Factor			75%

     Highlights of the 2008 accomplishments taken into account by the Committee in determining the overall Company performance as well as individual performance for executive officers included the following:

Clinical Development

  Public presentation of data from Phase 1 clinical trial of GRN163L in multiple myeloma on clinical evidence of telomerase inhibition.

  Initiation of new clinical trials of GRN163L in breast cancer (combo with Taxol/Avastin) and multiple myeloma (combo with Velcade).

  File Investigational New Drug application for GRNOPC1, hESC-derived oligodendrocyte progenitor cells for the treatment of acute spinal cord injury.

  Improvement of patient enrollment kinetics for GRNVAC1 clinical trial.

  Demonstration of immunological activity of GRNVAC1 in AML patients.

Product Development

  Qualified new contract manufacturing vendor for clinical supply of GRN163L.

  Obtained California licenses for clinical production of biologicals and tissue banking.

  Optimized production process for GRNCM1.

  Demonstrated growth and insulin production with implantation device for GRNIC1.

Corporate Development

  License agreement signed with Sienna Cancer Diagnostics to allow access to patents and know-how related to the detection and measurement of telomerase activity.

  Merck & Co., Inc. initiated a Phase I clinical trial of V934/V935, a non-dendritic cell based cancer vaccine candidate targeting telomerase. Merck is developing the vaccine candidate under a July 2005 Research, Development and Commercialization License Agreement with Geron that provided Merck with exclusive worldwide rights to develop and commercialize non–dendritic cell based vaccines targeting telomerase.

  Consolidated Geron’s equity position in Start Licensing with ViaGen, Inc.

Finance, Legal and Administration

  Secured $7.2 million grant from UK Stem Cell Foundation to support hESC-derived cells in the U.K.

  Issuance of new patents for composition of matter claims for hESC-derived cardiomyocytes and hESC-derived islet cells.

     The Chief Executive Officer evaluates individual performance (for officers other than himself) through written evaluations. He provides the evaluations to the Committee along with his recommendations for each officer’s individual performance factor. The Committee reviewed the performance and assessment of each executive officer and then evaluated the Chief Executive Officer and assigned each officer’s individual performance factors, including achievement of business function-specific goals that support corporate goals, personnel management and employee development, leadership and organizational effectiveness and significant unplanned accomplishments or challenges. For 2008, the Committee concurred with Dr. Okarma’s recommendations for each executive officer’s individual performance factor and concluded that each Named Executive Officer (NEO) achieved 100% of their individual goals, which included the factors noted above. The Committee concluded that Dr. Okarma had achieved 100% of his individual goals, which included providing overall management and leadership for all research and development programs; representing the Company to the investment community through frequent corporate presentations to provide updates on developments and progress; developing and mentoring other officers and employees for succession planning; serving as the primary Company spokesperson for the media and building overall corporate branding and image for recognition by physicians, patients and potential collaborators and partners, including governmental funding agencies in the U.S. and abroad.

     Following were the bonus targets and weighting percentages used to calculate the 2008 bonus for the Named Executive Officers (NEOs):

				Bonus
	Bonus	Corporate	Individual	Awarded
	Potential as a	Performance	Performance	as a % of
Officer and Position	% of Salary	Weighting	Weighting	Salary
Thomas B. Okarma, Ph.D., M.D.
President and Chief Executive Officer	60%	50%	50%	53%
David L. Greenwood
Executive Vice President, Chief Financial Officer	45%	50%	50%	39%
David J. Earp, Ph.D., J.D.
Senior Vice President, Business Development
and Chief Patent Counsel	40%	50%	50%	35%
Calvin B. Harley, Ph.D.
Chief Scientific Officer, Telomerase Technologies	35%	50%	50%	31%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Chief Scientific Officer,
Regenerative Medicine	40%	50%	50%	35%

Long-Term Incentive Awards

     Historically, long-term incentive awards consisted primarily of stock options. However, in recent years there has been rapid evolution of practices relating to long-term incentive awards among companies with which the Company competes. Like many of these companies, in 2007 the Company began to utilize a mix of stock options and restricted stock awards for all employees, including executive officers. A number of factors contributed to the shift in higher use of restricted stock grants including:

  the desire to provide employees with the opportunity to receive and maintain an equity interest in the Company;

  the opportunity to increase employee and stockholder benefit through a diversity of types and designs of equity awards;

  reduction of the dilutive impact on shares outstanding in comparison to stock options; and

  recognition of a significant number of stock options with exercise prices above the Company’s stock price.

     Stock option grants and restricted stock awards from the 2002 Equity Incentive Plan encourage employee ownership in Geron, link pay with performance and align interests of stockholders and employees. Without sustained growth and positive stock price performance, all our employees, including executive officers, carry the risk that they will not be able to realize significant gains from their equity-based awards. The Committee determines the size of the stock option grant and restricted stock award according to each executive’s position within the Company and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. Other factors include long-term incentives previously granted, the amount of actual vs. theoretical equity value per year that has been derived to date by the individual, the current actual value of the unvested equity grants for each individual, the percentage of stock option grants with exercise prices greater than the Company’s stock price and the number of stock option grants that have expired unexercised as a result of market conditions. The relative weight given to each of these factors varies among individuals at the Committee’s discretion. There is no set formula for the granting of stock options or other equity awards to individual executives or employees.

Equity Grant Practices and Vesting Conditions

     The Company has a consistent approach to equity granting practices. We do not backdate options nor grant options retroactively. In addition, we do not coordinate our option or restricted stock grants so that they are made before an announcement of favorable information or after an announcement of unfavorable information. Stock option grants to all newly hired employees are made on the third Wednesday of the month following the new employee’s hire date. To facilitate this practice, the Committee has authorized the Chief Executive Officer as the sole member of the Stock Option Committee to approve individual stock option grants up to 50,000 shares to non-executive employees. Restricted stock awards and stock option grants greater than 50,000 shares or for executive officers must be approved by the Committee. The exercise price of all stock options is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Market on the date of grant. Geron’s standard practice is to grant options that vest monthly over four years from the date of grant, provided the employee continues to provide services to the Company.

     Annual equity awards to all employees, including executive officers, are typically granted on the same date of the Annual Meeting of Stockholders, which is also the date that non-employee board members receive their equity awards in accordance with the 2006 Directors Plan. The exercise price for the annual stock option grants is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Market on the date of grant and the vest schedule is monthly over four years from the date of grant, provided the employee continues to provide services to the Company. For restricted stock awards, the vesting schedule is typically annually over four years from the date of grant, provided the employee continues to provide services to the Company. Given the intensely dynamic business environment in which the Company operates, it would be extremely difficult to craft meaningful performance objectives with such a long horizon. As a result, the vesting of all equity awards is contingent on an employee’s (including executive officer’s) continued employment with the Company, rather than on performance with regard to specific business objectives.

2008 Compensation Decisions

     In May 2008, the Committee granted a mix of stock options and restricted stock awards to all Geron employees, including executive officers. The Committee first pre-approved a grant matrix, based on employee base salary, level and individual performance ratings at the end of 2007, which determined the number of options that may be awarded to each employee, including executive officers. Once the number of stock options for each employee was determined, that number was then reduced by 50%. The restricted stock award for each employee, including executive officers, was equal to one-half of the reduced option grant. In addition, the Committee considered current equity holdings by employees and the remaining term of existing options, especially for those employees with more than seven years of service, including executive officers. The Committee noted that declines in the stock price due to market conditions have caused stock options granted in earlier periods to remain significantly out of the money and therefore have little value as incentives or retention. Also, the Committee noted that these out of the money options were close to expiry and would likely be unexercised. In consideration of these factors, the Committee granted additional stock options to employees, including executive officers, in order to provide new incentive and retention motivation. These additional stock options vest monthly over two years from the date of expiration of the out of the money unexercised options, provided the employee continues to provide services to the Company. See section “Grants of Plan-Based Awards” on page 37 for additional information regarding stock option grants and restricted stock awards to Named Executive Officers in 2008.

Other Benefits

     Geron offers a comprehensive array of benefit programs to its employees, including all executive officers. These include:

  Comprehensive medical, dental, vision coverage and life insurance;

  A cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the Code). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  A 401(k) plan. In 2008, the Company matched 100% of each employee’s annual contributions in Geron Common Stock, subject to a four-year vesting schedule from the employee’s start date; and

  The Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.

     Executive officers pay for 25% of their individual health premiums which is deducted from their gross salary. Other employees pay either 8% or 15% of the insurance premium cost.

     The Company does not offer any pension plans or health benefits during retirement.

Severance and Change in Control Benefits

     In September 2002, the Board of Directors approved a Change of Control Severance Plan (the Severance Plan) that became effective on January 21, 2003 and was subsequently revised in October 2006 and December 2008. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six 6 months following a change of control due to a material change in the terms of employment. Severance payments range from three to 18 months of base salary, depending on the employee’s position with the Company, payable in a lump sum payment. For executive officers, severance payments would be 15 months for Named Executive Officers, other than the Chief Executive Officer and 18 months for the Chief Executive Officer. In addition to a cash payment, the Company will also pay the COBRA health insurance premiums for each employee through the earlier of the end of his or her severance period (or the time that the employee obtains other coverage).

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors Plan provide that each outstanding option and award will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Equity Incentive Plan will terminate.

     In January 2003, the Company entered into employment agreements with certain executive officers and key employees which were amended in 2008 to comply with the requirements of Code Section 409A. These agreements provide for severance pay, in lump-sum payment, equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation for one year to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Severance Plan previously described. The employment agreements provide that such executive officers may not interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company.

     The table below summarizes the potential payments under the Severance Plan or individual employment agreements for the Named Executive Officers if a termination or change in control event occurred on December 31, 2008:

		Before Change in Control	After Change in Control
		Termination w/o Cause or	Termination w/o Cause or	Change
Officer and Position	Benefit	for Good Reason (1)	for Good Reason (2)	in Control (3)
Thomas B. Okarma, Ph.D., M.D.	Severance	$802,500	$802,500
President and Chief Executive	Benefits	$12,008	$22,373
Officer	Option and
	Restricted
	Stock Vesting			$1,585,421
Total		$814,508	$824,873	$1,585,421

David L. Greenwood	Severance	$518,750	$518,750
Executive Vice President,	Benefits	$12,008	$18,644
Chief Financial Officer	Option and
	Restricted
	Stock Vesting			$970,226
Total		$530,758	$537,394	$970,226

David J. Earp, Ph.D., J.D.	Severance	$357,500	$406,250
Senior Vice President,	Benefits	$16,286	$23,992
Business Development and	Option and
Chief Patent Counsel	Restricted
	Stock Vesting			$564,456
Total		$373,786	$430,242	$564,456

Calvin B. Harley, Ph.D.	Severance	$346,500	$393,750
Chief Scientific Officer,	Benefits	$11,751	$18,324
Telomerase Technologies	Option and
	Restricted
	Stock Vesting			$593,320
Total		$358,251	$412,074	$593,320

Jane S. Lebkowski, Ph.D.	Severance	$368,500	$418,750
Senior Vice President,	Benefits	$11,771	$18,348
Chief Scientific Officer,	Option and
Regenerative Medicine	Restricted
	Stock Vesting			$582,994
Total		$380,271	$437,098	$582,994
____________________

(1)	Amounts represent lump sum severance payments and continued benefits that could be paid to the Named Executive Officer under such officer’s employment agreement as of December 31, 2008.

(2)	Amounts represent lump sum payments and continued benefits that could be paid to the Named Executive Officer under the Company’s Severance Plan as adopted in December 2008 in the event of a termination in connection with a change in control on December 31, 2008. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Severance Plan.

(3)	Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change of control assuming a market value of $4.67 per share as of December 31, 2008.

Perquisites

     Executive Officers do not receive perquisites.

Tax and Account Implications for Executive Compensation

     The Committee is responsible to address the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to the Company’s executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

     In addition to considering the tax consequences, the Committee considers the accounting consequences of, including the impact of SFAS 123R, its decisions in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT(1)

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2008.

     By the Compensation Committee of the Board of Directors:

Alexander E. Barkas, Ph.D.	Compensation Committee Chair
Patrick J. Zenner	Compensation Committee Member
____________________

(1)

This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of the Company’s Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Policies and Procedures

     Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” To identify related party transactions, each year, our directors and officers complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating Committee Charter determines, on an annual basis, which members of our Board meet the definition of an independent director as defined in Rule 4200 of the Nasdaq Marketplace Rules. This obligation is set forth in writing in the Nominating Committee charter. A copy of the Nominating Committee charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” Our Nominating Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Conduct establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” Our Code of Conduct requires any person who becomes aware of any departure from the standards in our Code of Conduct to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

Compensation Committee Interlocks and Insider Participation

     Dr. Barkas and Mr. Zenner both served on the Compensation Committee for the fiscal year ended December 31, 2008. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from March 1992 until May 1993, neither Dr. Barkas nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of the executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table includes information concerning compensation for the years ended December 31, 2008, 2007 and 2006 to the Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers of the Company (Named Executive Officers or NEOs).

							Change in
							Pension
							Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Name and Principal Position	Year	($)	($)(2)	($)(1)	($)(1)	($)	($)	($)(3)	($)
Thomas B. Okarma, Ph.D., M.D.	2008	$535,000	$280,900	$1,496,637	$776,484	$—	$—	$14,508	$3,103,529
President and Chief Executive	2007	510,000	275,000	992,951	668,502	—	—	14,517	2,460,970
Officer	2006	475,000	256,500	—	678,442	—	—	13,247	1,423,189

David L. Greenwood	2008	$415,000	$163,400	$743,485	$522,153	$—	$—	$36,623	$1,880,661
Executive Vice President,	2007	395,000	160,000	523,814	435,396	—	—	34,429	1,548,639
Chief Financial Officer	2006	365,000	147,800	—	438,806	—	—	36,632	988,238

David J. Earp, Ph.D., J.D.
Senior Vice President,	2008	$325,000	$113,800	$593,073	$292,046	$—	$—	$32,386	$1,356,305
Business Development and	2007	310,000	112,000	420,275	307,592	—	—	27,885	1,177,752
Chief Patent Counsel	2006	287,000	86,100	—	249,150	—	—	27,715	649,965

Calvin B. Harley, Ph.D.	2008	$315,000	$96,500	$453,082	$319,202	$—	$—	$33,251	$1,217,035
Chief Scientific Officer,	2007	305,000	83,000	335,363	212,713	—	—	35,130	971,206
Telomerase Technologies,	2006	282,000	88,800	—	219,119	—	—	33,179	623,098

Jane S. Lebkowski, Ph.D.
Senior Vice President,	2008	$335,000	$117,300	$558,076	$295,328	$—	$—	$32,271	$1,337,975
Chief Scientific Officer	2007	320,000	115,000	399,047	283,891	—	—	32,150	1,150,088
Regenerative Medicine	2006	285,000	85,500	—	235,499	—	—	30,690	636,689
____________________

(1)

Amounts represent the stock-based compensation cost recognized in 2008, 2007 and 2006 under the provisions of SFAS 123R for stock options and restricted stock awards granted in 2002 through 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Amounts represent cash payments for Annual Incentive Awards. See discussion on page 27.

(3)

Amounts shown include: (a) the net portion of health insurance premiums paid by the Company; (b) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers; and (c) contribution toward tax return preparation services as follows:

			401(k) Match	Tax Return
Name	Year	Premiums ($)	($) (a)	Preparation ($)	Total ($)
Thomas B. Okarma, Ph.D., M.D.	2008	$12,008	$—	$2,500	$14,508
	2007	12,017	—	2,500	14,517
	2006	10,747	—	2,500	13,247

David L. Greenwood	2008	$12,008	$20,500	$4,115	$36,623
	2007	11,933	20,496	2,000	34,429
	2006	14,042	20,000	2,590	36,632

David J. Earp, Ph.D., J.D.	2008	$16,286	$15,500	$600	$32,386
	2007	11,185	15,500	1,200	27,885
	2006	10,215	15,000	2,500	27,715

Calvin B. Harley, Ph.D.	2008	$11,751	$20,500	$1,000	$33,251
	2007	11,634	20,496	3,000	35,130
	2006	10,679	20,000	2,500	33,179

Jane S. Lebkowski, Ph.D.	2008	$11,771	$20,500	$—	$32,271
	2007	11,654	20,496	—	32,150
	2006	10,690	20,000	—	30,690
____________________

(a)	Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2008, 2007 and 2006, the Board of Directors approved a matching contribution equal to 100% of each employee’s annual contributions during 2008, 2007 and 2006, respectively. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2008 match was made on January 2, 2009 at $4.82 per share. The 2007 match was made on January 2, 2008 at $5.73 per share. The 2006 match was made on January 3, 2007 at $8.76 per share.

Grants of Plan-Based Awards

     The following table sets forth information with respect to the stock options and restricted stock awards granted during the year ended December 31, 2008 to each of the Named Executive Officers as listed in the Summary Compensation Table shown under the caption “Executive Compensation.”

			All	All
			Other	Other
			Option	Stock	Exercise
			Awards:	Awards:	or Base	Grant Date
			Number of	Number of	Price	Fair Value of
			Securities	Shares of	of Stock	Stock and
			Underlying	Stock or	Option	Option
			Options	Units	Awards	Awards
Name	Grant Date		(#)	(#)	($/Sh)	($)(1)
Thomas B. Okarma, Ph.D., M.D.	5/28/08	(2)	100,000	—	$3.97	$204,870
	5/28/08	(3)	—	50,000	—	198,500
	5/28/08	(4)	60,000	—	3.97	122,922
	5/28/08	(5)	225,000	—	3.97	460,958

David L. Greenwood	5/28/08	(2)	75,000	—	$3.97	$153,653
	5/28/08	(3)	—	37,500	—	148,875
	5/28/08	(4)	40,000	—	3.97	81,948
	5/28/08	(5)	181,341	—	3.97	371,513

David J. Earp, Ph.D., J.D.	5/28/08	(2)	50,000	—	$3.97	$102,435
	5/28/08	(3)	—	25,000	—	99,250

Calvin B. Harley, Ph.D.	5/28/08	(2)	50,000	—	$3.97	$102,435
	5/28/08	(3)	—	25,000	—	99,250
	5/28/08	(5)	134,805	—	3.97	276,175

Jane S. Lebkowski, Ph.D.	5/28/08	(2)	50,000	—	$3.97	$102,435
	5/28/08	(3)	—	25,000	—	99,250
	5/28/08	(4)	10,000	—	3.97	20,487
	5/28/08	(6)	35,000	—	3.97	71,705
____________________

(1)	Amounts represent the fair value of restricted stock awards and stock options calculated using the Black Scholes option-pricing model in accordance with the provisions of SFAS 123R. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock options vest in a series of 48 equal consecutive monthly installments commencing May 28, 2008, provided the executive continues to provide services to the Company.

(3)	Restricted stock awards vest on an annual basis over four years commencing May 28, 2008, provided the executive continues to provide services to the Company.

(4)	Stock options vest in a series of 24 equal consecutive monthly installments commencing September 4, 2008, provided the executive continues to provide services to the Company.

(5)	Stock options vest in a series of 24 equal consecutive monthly installments commencing September 18, 2008, provided the executive continues to provide services to the Company.

(6)	Stock options vest in a series of 24 equal consecutive monthly installments commencing May 21, 2008, provided the executive continues to provide services to the Company.

Outstanding Equity Awards Value at Fiscal Year-End

     The following table includes information with respect to the value of all outstanding equity awards previously awarded to the Named Executive Officers as of December 31, 2008.

			Option Awards				Stock Awards
			Number	Number						Market
			of	of					Number of	Value of
			Securities	Securities					Shares or	Shares
			Underlying	Underlying					Units of	or Units of
			Unexercised	Unexercised	Option				Stock	Stock
			Options	Options	Exercise	Option			That Have	That Have
	Grant		(#)	(#)	Price	Expiration	Grant		Not Vested	Not Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($)(1)
Thomas B. Okarma Ph.D., M.D.	5/18/99	(2)	35,000	—	$11.69	5/18/09	1/3/07	(6)	30,708	$143,406
	7/22/99	(3)	294,167	5,833	$11.00	7/22/09	5/23/07	(6)	115,833	$540,940
	1/26/01	(2)	150,000	—	$18.63	1/26/11	5/23/07	(7)	37,500	$175,125
	12/14/01	(2)	90,000	—	$8.23	12/14/11	5/28/08	(7)	50,000	$233,500
	6/27/02	(2)	60,000	—	$8.23	6/27/12
	9/5/02	(2)	245,000	—	$3.76	9/5/12
	5/30/03	(2)	100,000	—	$5.08	5/30/13
	5/27/04	(2)	100,000	—	$7.56	5/27/14
	5/6/05	(2)	98,542	11,458	$6.40	5/6/15
	5/24/06	(2)	113,021	61,979	$6.63	5/24/16
	5/23/07	(2)	39,583	60,417	$9.32	5/23/17
	5/28/08	(2)	14,583	85,417	$3.97	5/28/18
	5/28/08	(4)	35,625	249,375	$3.97	5/28/18

David L. Greenwood	5/18/99	(2)	35,000	—	$11.69	5/18/09	1/3/07	(6)	25,708	$120,056
	10/1/99	(2)	20,000	—	$10.50	10/1/09	5/23/07	(6)	43,750	$204,313
	12/17/99	(2)	40,000	—	$12.00	12/17/09	5/23/07	(7)	28,125	$131,344
	1/26/01	(2)	80,000	—	$18.63	1/26/11	5/28/08	(7)	37,500	$175,125
	12/14/01	(2)	75,000	—	$8.23	12/14/11
	6/27/02	(2)	50,000	—	$8.23	6/27/12
	9/5/02	(2)	145,000	—	$3.76	9/5/12
	5/30/03	(2)	75,000	—	$5.08	5/30/13
	5/27/04	(2)	75,000	—	$7.56	5/27/14
	5/6/05	(2)	76,146	8,854	$6.40	5/6/15
	5/24/06	(2)	80,729	44,271	$6.63	5/24/16
	5/23/07	(2)	29,688	45,312	$9.32	5/23/17
	5/28/08	(2)	10,938	64,062	$3.97	5/28/18
	5/28/08	(4)	27,668	193,673	$3.97	5/28/18

David J. Earp, Ph.D., J.D.	4/12/99	(2)	35,000	—	$9.75	4/12/09	1/3/07	(6)	20,708	$96,706
	10/1/99	(2)	20,000	—	$10.50	10/1/09	5/23/07	(6)	36,250	$169,288
	12/17/99	(2)	25,000	—	$12.00	12/17/09	5/23/07	(7)	18,750	$87,563
	1/26/01	(2)	65,000	—	$18.63	1/26/11	5/28/08	(7)	25,000	$116,750
	12/14/01	(2)	54,000	—	$8.23	12/14/11
	6/27/02	(2)	36,000	—	$8.23	6/27/12
	9/5/02	(2)	65,000	—	$3.76	9/5/12
	5/30/03	(2)	37,500	—	$5.08	5/30/13
	5/27/04	(2)	50,000	—	$7.56	5/27/14
	5/6/05	(2)	53,750	6,250	$6.40	5/6/15
	5/24/06	(2)	60,547	33,203	$6.63	5/24/16
	5/23/07	(2)	19,792	30,208	$9.32	5/23/17
	5/28/08	(2)	7,292	42,708	$3.97	5/28/18

			Option Awards				Stock Awards
			Number	Number						Market
			of	of					Number of	Value of
			Securities	Securities					Shares or	Shares
			Underlying	Underlying					Units of	or Units of
			Unexercised	Unexercised	Option				Stock	Stock
			Options	Options	Exercise	Option			That Have	That Have
	Grant		(#)	(#)	Price	Expiration	Grant		Not Vested	Not Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($)(1)
Calvin B. Harley, Ph.D.	5/18/99	(2)	25,000	—	$11.69	5/18/09	1/3/07	(6)	20,708	$96,706
	12/17/99	(2)	20,000	—	$12.00	12/17/09	5/23/07	(6)	21,250	$99,238
	1/26/01	(2)	40,000	—	$18.63	1/26/11	5/23/07	(7)	18,750	$87,563
	12/14/01	(2)	45,000	—	$8.23	12/14/11	5/28/08	(7)	25,000	$116,750
	6/27/02	(2)	30,000	—	$8.23	6/27/12
	9/5/02	(2)	70,000	—	$3.76	9/5/12
	5/30/03	(2)	37,500	—	$5.08	5/30/13
	5/27/04	(2)	37,500	—	$7.56	5/27/14
	5/6/05	(2)	53,750	6,250	$6.40	5/6/15
	5/24/06	(2)	38,750	21,250	$6.63	5/24/16
	5/23/07	(2)	19,792	30,208	$9.32	5/23/17
	5/28/08	(2)	7,292	42,708	$3.97	5/28/18
	5/28/08	(4)	16,851	117,954	$3.97	5/28/18

Jane S. Lebkowski, Ph.D.	5/18/99	(2)	10,000	—	$11.69	5/18/09	1/3/07	(6)	20,708	$96,706
	10/1/99	(2)	20,000	—	$10.50	10/1/09	5/23/07	(6)	32,500	$151,775
	12/17/99	(2)	25,000	—	$12.00	12/17/09	5/23/07	(7)	18,750	$87,563
	1/26/01	(2)	75,000	—	$18.63	1/26/11	5/28/08	(7)	25,000	$116,750
	12/14/01	(2)	54,000	—	$8.23	12/14/11
	6/27/02	(2)	36,000	—	$8.23	6/27/12
	9/5/02	(2)	70,000	—	$3.76	9/5/12
	5/30/03	(2)	37,500	—	$5.08	5/30/13
	5/27/04	(2)	50,000	—	$7.56	5/27/14
	5/6/05	(2)	53,750	6,250	$6.40	5/6/15
	5/24/06	(2)	48,438	26,562	$6.63	5/24/16
	5/23/07	(2)	19,792	30,208	$9.32	5/23/17
	5/28/08	(2)	7,292	42,708	$3.97	5/28/18
	5/28/08	(5)	11,458	33,542	$3.97	5/28/18
____________________

(1)	Amounts represent an estimate of the market value of unvested restricted stock awards as of December 31, 2008, assuming a market value of $4.67 per share.

(2)	Options are exercisable in a series of 48 consecutive monthly installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(3)	Option is exercisable in a series of 120 equal consecutive monthly installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(4)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in September 2008, provided the executive continues to provide services to the Company.

(5)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in May and September 2008, provided the executive continues to provide services to the Company.

(6)	Restricted stock award vests in two equal annual installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(7)	Restricted stock award vests in four equal annual installment commencing on the date of grant, provided the executive continues to provide services to the Company.

Option Exercises and Stock Awards Vested

     The following table includes certain information with respect to the options exercised and restricted stock awards vested by the Named Executive Officers during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	On Exercise	Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
Thomas B. Okarma, Ph.D., M.D.	—	$—	159,042	$670,428
David L. Greenwood	—	$—	78,833	$348,359
David J. Earp, Ph.D., J.D.	—	$—	63,208	$279,459
Calvin B. Harley, Ph.D.	—	$—	48,208	$220,659
Jane S. Lebkowski, Ph.D.	—	$—	59,458	$264,759

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company.

Non-Qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis – Severance and Change in Control Benefits.”

CORPORATE GOVERNANCE

     The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and Nasdaq, and implements other corporate governance practices which it believes are in the best interest of the Company and its stockholders.

Code of Conduct

     In 2003, the Company adopted a Code of Conduct (the Code of Conduct), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairman of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

The Board of Directors

     One class of the Board is elected annually, and each of the directors stands for election every three years. Presently the Board is comprised of seven directors, one of whom is an executive officer and six of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and Nasdaq, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     The Board maintains four committees whose functions are described beginning on page 6 of this Proxy Statement. Committee membership is determined by the Board, and, except for the Stock Option Committee composed of Dr. Okarma, all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. The Nominating Committee Charter was adopted by the Board of Directors in March 2004.

     Stockholders wishing to communicate with the Board of Directors, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o David L. Greenwood, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes to this process.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2008, all Reporting Persons complied with the applicable filing requirement.

Stockholder Nominations and Proposals for 2010 Annual Meeting

     The Company expects to hold its 2010 Annual Meeting of Stockholders in May 2010. All proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement, so that they are received by December 31, 2009, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 31, 2010. In addition, the Company’s Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

     Stockholders who wish to submit a proposed nominee to the Nominating Committee (the Committee) should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Committee will consider stockholder nominees on the same terms as nominees selected by the Committee.

     The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and Nasdaq, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David L. Greenwood
Secretary

April 10, 2009

APPENDIX A

GERON CORPORATION
2006 DIRECTORS’ STOCK OPTION PLAN
(As Amended and Restated Effective ____________ , 2009)

1.	Purposes of the Plan.

         The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be “nonqualified stock options”. Awards of Restricted Stock and Restricted Stock Units may also be granted under this Plan.

2.	Definitions.

As used herein, the following definitions shall apply:

	(a)	“Award” shall mean an Option, a Restricted Stock award or a Restricted Stock Unit award granted to an Outside Director pursuant to the Plan.

	(b)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium.

	(c)	“Board” shall mean the Board of Directors of the Company.

	(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

	(e)	“Common Stock” shall mean the Common Stock of the Company.

	(f)	“Company” shall mean Geron Corporation, a Delaware corporation.

	(g)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

	(h)	“Director” shall mean a member of the Board.

	(i)	“Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

	(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

	(k)	“Option” shall mean a stock option granted pursuant to the Plan. All Options shall be nonqualified stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

	(l)	“Outside Director” shall mean a Director who is not an Employee.

	(m)	“Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

	(n)	“Participant” shall mean an Outside Director who receives an Award.

	(o)	“Plan” shall mean this 2006 Directors’ Stock Option Plan, as it may be amended from time to time.

	(p)	“Restricted Stock” shall mean an Award of Shares granted to an Outside Director pursuant to Section 5 or Section 11 of the Plan.

	(q)	“Restricted Stock Unit” shall mean an Award granted pursuant to Section 12 of the Plan.

	(r)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

	(s)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

         Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is 2,500,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan. However, if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price or forfeited back to the Company for no consideration, such Shares shall become available for future grant under the Plan.

4.	Administration of and Grants of Awards under the Plan.

	(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

	(b)	Procedure for Grants. All grants of Options and Restricted Stock pursuant to Section 5 shall be automatic and non-discretionary and shall be made strictly in accordance with the provisions set forth in Section 5. In addition, the Board may make discretionary grants of Options, Restricted Stock or Restricted Stock Units.

	(c)	Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 9(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted hereunder; (vi) to make discretionary grants of Options, Restricted Stock and Restricted Stock Units and to determine the terms and conditions of such Awards; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

	(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

	(e)	Suspension or Termination of Option. If the President or his or her designee reasonably believes that a Participant has committed an act of misconduct, the President may suspend the Participant’s right to exercise any Option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Participant an opportunity to appear and present evidence on the Participant’s behalf at a hearing before the Board or a committee of the Board.

5.	Automatic Grant Program.

	(a)	General. No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors pursuant to this Section 5. Subject to the limitations set forth in Section 5(g), Outside Directors shall receive automatic grants of Awards pursuant to this Section 5 for the number of Shares set forth below.

(b)	First Option. Each Outside Director shall be automatically granted an Option to purchase 45,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(c)	Subsequent Option and Stock Award. Each Outside Director, other than the Chairman of the Board or an Outside Director whose First Option is being granted on the date of the Annual Meeting of the Company’s stockholders, shall be automatically granted (i) an Option to purchase 10,000 Shares (a “Subsequent Option”), and (ii) a Restricted Stock award of 5,000 Shares (a “Subsequent Stock Award”) on the date of the Annual Meeting of the Company’s stockholders in each year of his/her service. The Subsequent Option granted to the Chairman of the Board under this Section 5(c) shall be an Option to purchase 20,000 Shares, and the Subsequent Stock Award granted to the Chairman of the Board under this Section 5(c) shall be for 10,000 Shares.

(d)	First Committee Service Option. Each Outside Director who is appointed to serve on the Audit Committee, the Compensation Committee, Nominating Committee or another standing committee of the Board designated by the Board as qualifying for such grant, shall each be automatically granted an Option to purchase 2,500 Shares (a “First Committee Service Option”) on the date on which such person first is appointed to serve on such standing committee.

(e)	Subsequent Committee Service Option and Stock Award. On the date of the Annual Meeting of the Company’s stockholders, each Outside Director, other than the Chairman of the Audit Committee, Compensation Committee, Nominating Committee or another so designated standing committee of the Board or an Outside Director whose First Committee Service Option is being granted on the date of the Annual Meeting of the Company’s stockholders, who continues to serve on the Audit Committee, the Compensation Committee, Nominating Committee or another so designated standing committee of the Board, shall be automatically granted (i) an Option to purchase 1,250 Shares (a “Subsequent Committee Service Option”), and (ii) an Award of 625 Shares of Restricted Stock (a “Subsequent Committee Service Stock Award”).

(f)	Committee Chair Service Option and Stock Award. On the date of the Annual Meeting of the Company’s stockholders, each Outside Director who serves as a Chairman of the Audit Committee, Compensation Committee or Nominating Committee or another standing committee of the Board designated by the Board as qualifying for such grant, shall be automatically granted an Option to purchase Shares (a “Committee Chair Service Option”), and an Award of Restricted Stock (a “Committee Chair Service Stock Award”), for the number of Shares set forth below.

(i) The Committee Chair Service Option granted to the Audit Committee Chairman shall be an Option to purchase 5,000 Shares, and the Committee Chair Service Option granted to each of the Chairmen of the other eligible Board committees (including the Compensation Committee Chairman and Nominating Committee Chairman) shall be an Option to purchase 2,500 Shares.

(ii) The number of Shares subject to the Committee Chair Service Stock Award granted to the Audit Committee Chairman shall be 2,500 Shares, and the number of Shares subject to the Committee Chair Service Stock Award granted to each of the Chairmen of the other eligible Board committees (including the Compensation Committee Chairman and Nominating Committee Chairman) shall be 1,250 Shares.

(g)	Limitations.

(i) Notwithstanding the provisions of subsections 5(b), (c), (d), (e) and (f) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued pursuant to Awards to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Award on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

(ii)	The terms of each Option granted under this Section 5 shall be as follows:

	(1)	the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 10 hereof.

	(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, determined in accordance with Section 9 hereof.

	(3)	the First Option shall become exercisable in installments cumulatively as to 33 1/3% of the Shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option; shares subject to (A) Subsequent Option, (B) First Committee Service Option, (C) Subsequent Committee Service Option, or (D) Committee Chair Service Option, shall be exercisable as to one hundred percent (100%) of the Shares subject to the Option on the date of grant of such Option. Notwithstanding the foregoing, exercise of an Option is subject to limitation as provided in Section 4(e) above.

(iii)	Shares subject to Awards of Restricted Stock granted pursuant to Sections 5(c), 5(e) and 5(f) shall vest in equal annual installments on each of the first four anniversaries of the date of grant, provided that the Outside Director continues to serve as a Director on the applicable date. Notwithstanding the foregoing, in the event that an Outside Director is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code) or death, all shares subject to Awards of Restricted Stock granted to such Outside Director pursuant to Sections 5(c), 5(e) or 5(f) shall vest in full as of the date of his or her termination of service due to such total and permanent disability or death. No payment shall be required from the Outside Director in order to receive a Subsequent Stock Award, a Subsequent Committee Service Stock Award or a Committee Chair Service Stock Award. Upon the termination of a Participant’s Continuous Status as a Director for any reason, any unvested Shares acquired pursuant to an Award of Restricted Stock granted pursuant to Section 5(c), 5(e) or 5(f) as of the date of such termination shall be forfeited to the Company without the payment of any consideration by the Company. Awards of Restricted Stock granted pursuant to Sections 5(c), 5(e) and 5(f) shall be evidenced by an Award Agreement containing such terms deemed necessary or desirable by the Board that are not inconsistent with the Plan or any applicable law.

6.	Eligibility.

         Awards may be granted only to Outside Directors. All Awards described in Section 5 shall be automatically granted in accordance with the terms set forth in Section 5. In addition, the Board may make discretionary grants of Options, Restricted Stock and/or Restricted Stock Units to Outside Directors. An Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards in accordance with such provisions.

         The Plan (as well as any Award granted hereunder) shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

7.	Term of Plan; Effective Date.

         The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Awards may be issued under the Plan after the tenth (10th) anniversary of the earlier of (a) the date upon which the Plan is adopted by the Board or (b) the date the Plan is approved by the stockholders.

8.	Term of Options.

         The term of each Option granted pursuant to Section 5 shall be ten (10) years from the date of grant thereof. The term of each discretionary Option granted pursuant to the Plan shall have a term specified by the Board at the time of grant, which term shall not exceed ten (10) years from the date of grant thereof.

9.	Exercise Price and Consideration.

	(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

	(b)	Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and ask prices of the Common Stock in the over-the-counter market on the date of grant, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for such Common Stock, in each case as reported in The Wall Street Journal or such other source as the Board deems reliable or, in the event the Common Stock is listed on any established stock exchange or a national market system, the fair market value per Share shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant of the Option, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Board deems reliable.

	(c)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months to the extent such holding period is required in order to avoid a charge to the Company’s earnings for financial statement purposes), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

10.	Exercise of Option.

	(a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted pursuant to Section 5 shall be exercisable at such times as are set forth in Section 5 hereof; provided, however, that no Options shall be exercisable prior to stockholder approval of the Plan has been obtained in accordance with Section 20 hereof. Each discretionary Option granted pursuant to the Plan shall be exercisable at such times specified by the Board at the time of grant.

An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 9(c). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares acquired upon exercise of an Option, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. The post-termination exercise provisions set forth in sections 10(b), 10(c) and 10(d) shall apply to Options automatically granted pursuant to Section 5, and, to the extent provided by the Board at the time of grant, to Options granted by the Board pursuant to its discretionary authority. However, Options granted by the Board pursuant to its discretionary authority may contain post-termination exercise provisions which differ from those set forth below.

(b)	Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)	Disability of Participant. Notwithstanding Section 10(b) above, in the event a Director is unable to continue his or her service as a Director of the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twenty-four (24) months from the date of such termination, exercise his or her Option to the extent of the right to exercise that would have accrued had the Participant remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired. To the extent that he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)	Death of Participant. In the event of the death of a Participant:

(i)	During the term of the Option, if the Participant is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within twenty-four (24) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as Director for thirty-six (36) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired.

(ii)	Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 8 has expired.

11.	Restricted Stock.

	(a)	General. In addition to the Awards of Restricted Stock which are automatically granted pursuant to Sections 5(c), 5(e) and 5(f) above, Restricted Stock may be issued to an Outside Director at the discretion of the Board, in accordance with this Section 11. The Board shall specify the terms, conditions and restrictions related to the Restricted Stock, including the number of Shares and the vesting restrictions (if any) applicable to the Shares. The Board shall also establish the purchase price, if any, and form of payment for the Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

	(b)	Repurchase or Forfeiture. Unless the Board determines otherwise, the Award Agreement evidencing a Restricted Stock Award granted under Section 11 shall grant the Company, upon the termination of the Participant’s Continuous Status as a Director for any reason, the forfeiture of unvested Shares acquired pursuant to an Award of Restricted Stock (or the right to repurchase such Shares at the Outside Director’s original purchase price if the Outside Director paid a price to acquire such Shares).

	(c)	Other Provisions. Restricted Stock shall be evidenced by an Award Agreement which shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion.

(d)	Rights as a Stockholder. Upon the issuance of the Restricted Stock, the Participant shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her issuance or purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of the Restricted Stock issuance, except as provided in Section 14 of the Plan.

(e)	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Board shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

(f)	Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

12.	Restricted Stock Units.

	(a)	General. An Outside Director selected by the Board may be granted an award of Restricted Stock Units in the manner determined from time to time by the Board. The number and terms and conditions of Restricted Stock Units shall be determined by the Board.

	(b)	Vesting and Distribution. The Board shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such vesting conditions as it deems appropriate, including continued service as a Director or conditions based on one or more performance criteria. The Board shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Board. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the fair market value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

	(c)	Rights as a Stockholder. Unless otherwise provided by the Board, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

	(d)	Other Terms. All Restricted Stock Units shall be subject to such additional terms and conditions as determined by the Board and shall be evidenced by a written Award Agreement.

13.	Nontransferability of Awards.

        An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Participant does not constitute a transfer. An exercisable Option may be exercised during the lifetime of a Participant only by the Participant or a transferee permitted by this Section.

14.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

	(a)	Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or lapse of an Award, and the number of shares of Common Stock to be granted under the provisions set forth in Section 5 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

	(b)	Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Participant, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, unless the outstanding Option is assumed or an equivalent Option substituted by the successor corporation (or a parent or subsidiary of the successor corporation) as described below. In addition, except as otherwise provided in an Award Agreement, unvested Shares subject to Restricted Stock and Restricted Stock Unit Awards shall become fully vested immediately prior to the date of such liquidation, dissolution, sale, merger, consolidation or reorganization. In connection with such transactions, an Award shall terminate upon the consummation of the transaction unless the Award is assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

15.	Time of Granting Awards.

        The date of grant of an Award pursuant to Section 5 shall, for all purposes, be the date determined in accordance with Section 5 hereof. The date of grant of other Awards shall be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Outside Director to whom an Award is so granted within a reasonable time after the date of such grant.

16.	Amendment and Termination of the Plan.

	(a)	Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company of Plan amendments to the extent and in the manner required by such law or regulation.

	(b)	Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Participant shall not affect Awards already granted to such Participant and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

17.     Conditions Upon Issuance of Shares.

        Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the issuance of Shares pursuant to an Award, the Company may require the person acquiring such Shares to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18.     Reservation of Shares.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.     Award Agreement.

        Awards shall be evidenced by Award Agreements in such form as the Board shall approve.

20.     Stockholder Approval.

        The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

21.     Section 409A.

        To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other applicable guidance that may be issued. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement (with the consent of the Participant, to the extent required), adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * * * *

     I hereby certify that the foregoing Plan was approved by the stockholders of Geron Corporation on _____________, 2009.

     Executed at Menlo Park, California on this _____day of ___________, 2009.

David L. Greenwood
Secretary

APPENDIX B

GERON CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN
(As Amended January 2009, effective as of May 29, 2009)

        The following constitute the provisions of the 1996 Employee Stock Purchase Plan, as amended, of Geron Corporation.

1.        Purpose.

        The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

	(a)	“Board” shall mean the Board of Directors of the Company.

	(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

	(c)	“Common Stock” shall mean the Common Stock of the Company.

	(d)	“Company” shall mean Geron Corporation, a Delaware corporation.

	(e)	“Compensation” shall mean all regular straight time gross earnings, overtime and shift premium and shall not include payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

	(f)	“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

	(g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

	(h)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

	(i)	“Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

	(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

	(k)	“Purchase Date” shall mean the last day of each Purchase Period of the Plan.

	(l)	“Offering Date” shall mean the first business day of each Offering Period of the Plan.

	(m)	“Offering Period” shall mean a period of twelve (12) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a).

	(n)	“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

	(o)	“Plan” shall mean this Employee Stock Purchase Plan.

	(p)	“Purchase Period” shall mean a period of six (6) months within an Offering Period, except for the first Purchase Period as set forth in Section 4(b).

(q)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	Eligibility.

	(a)	Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

	(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods and Purchase Periods.

	(a)	Offering Periods. The Plan shall be implemented by a series of Offering Periods of twelve (12) months duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company’s Common Stock (the “IPO Date”) and continue until June 30, 1997. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

	(b)	Purchase Periods. Each Offering Period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on January 1 shall end on the next June 30. A Purchase Period commencing on July 1 shall end on the next December 31. The first Purchase Period shall commence on the IPO Date and shall end on December 31, 1996. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.	Participation.

	(a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

	(b)	Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.	Method of Payment of Contributions.

	(a)	The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

	(b)	A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

	(c)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.	Grant of Option.

	(a)	On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b).

	(b)	The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the fair market value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

8.        Exercise of Option.

         Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.        Delivery.

         As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Purchase Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to said participant.

         The shares delivered to each participant in the Plan shall be registered and precluded from trading in an open market transaction for one year from the date of purchase, and certificates evidencing such shares shall bear a restrictive legend reflecting such restriction.

10.	Voluntary Withdrawal; Termination of Employment.

	(a)	A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

	(b)	Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 4, and his or her option will be automatically terminated.

	(c)	In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

	(d)	A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.      Automatic Withdrawal.

         If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

12.      Interest.

         No interest shall accrue on the Contributions of a participant in the Plan.

13.	Stock.

	(a)	The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,200,000 shares (on a post-split basis), subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

	(b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

	(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14.      Administration.

         The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

15.	Designation of Beneficiary.

	(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

	(b)	Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.      Transferability.

         Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17.      Use of Funds.

         All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

18.      Reports.

         Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

	(a)	Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

	(b)	Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.	Amendment or Termination.

	(a)	The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

	(b)	Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21.      Notices.

         All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.      Conditions Upon Issuance of Shares.

         Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.      Term of Plan; Effective Date.

         The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

24.      Additional Restrictions of Rule 16b-3.

         The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

GERON CORPORATION C/O COMPUTERSHARE 350 INDIANA ST., SUITE 750 GOLDEN, CO 80401
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Geron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Geron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	GERON1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GERON CORPORATION

Vote on Directors
1.	Election of Class I Directors.
	Nominees:		For	Against	Abstain

	1a.	Thomas B. Okarma, Ph.D., M.D.	☐	☐	☐

	1b.	Patrick J. Zenner	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	To approve amendments to the Company's 2006 Directors' Stock Option Plan to revise certain terms with respect to stock options, restricted stock awards and restricted stock units to be granted under such plan.	☐	☐	☐

3.	To approve an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares.	☐	☐	☐

4.	To ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

5.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION
2009 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2009, and hereby appoints Thomas B. Okarma and David L. Greenwood, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2009 Annual Meeting of Stockholders of Geron Corporation to be held on May 29, 2009, at 8:30 a.m. local time, at the Company's headquarters at 230 Constitution Drive, Menlo Park, CA 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class I Directors to hold office until the Annual Meeting of Stockholders in the year 2012; (2) to approve amendments to the Company's 2006 Directors' Stock Option Plan to revise certain terms with respect to stock options, restricted stock awards and restricted stock units to be granted under such plan; (3) to approve an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares; (4) to ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and (5) as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE